Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES THIRD QUARTER RESULTS

CHESTER, WV — November 8, 2007 — MTR Gaming Group, Inc. (NasdaqGS:MNTG) today announced financial results for the third quarter and nine months ended September 30, 2007.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the third quarter, MTR’s net revenues increased 41% to $118.6 million compared to the same period of 2006.  EBITDA from continuing operations grew 21% to $17.3 million.    MTR reported income from continuing operations of $802,000 or $0.03 per diluted share, versus $1.6 million or $0.06 per diluted share in last year’s third quarter.  The Company incurred additional net interest expense of $5.1 million during the current third quarter compared to a year ago associated with increased borrowings for the construction and development of Presque Isle Downs.  In the current quarter, Binion’s was reflected as discontinued operations, following the expiration of the purchaser’s early termination right.  As a result, the Company incurred a loss from discontinued operations of $3.6 million (including a pretax loss on disposal of $1.5 million) or $0.13 per diluted share, versus $1.5 million or $0.06 per diluted share in the third quarter of 2006.  MTR reported a net loss of $2.8 million or $0.10 per diluted share, versus net income of $103,000 or $0.00 per diluted share in the third quarter of last year.

Net revenues at The Mountaineer Race Track & Gaming Resort were $67.0 million, compared to $78.5 million in the third quarter of 2006.  The Company attributes the revenue decrease to the impact on Mountaineer’s market from the opening of gaming operations in Pennsylvania.  Mountaineer generated EBITDA of $12.7 million, versus $19.6 million in the comparable quarter of 2006.  The property’s profitability was impacted by the decrease in revenues as well as increased marketing costs associated with an aggressive marketing campaign to build player loyalty ($900,000) and expenses incurred in connection with the opening of table gaming ($600,000), which included costs to support the local referendum to allow table gaming at Mountaineer and employee hiring costs.

Presque Isle Downs, which opened on February 28, 2007, contributed net revenues of $46.7 million and EBITDA of $7.9 million during the 2007 third quarter.  The property margins were impacted by an aggressive marketing campaign designed to build player loyalty and brand awareness as well as the commencement of live racing.

For the first nine months of 2007, MTR’s net revenues rose 36% to $327.9 million compared to the 2006 nine-month period.  EBITDA from continuing operations increased 19% to $47.4 million.  Presque Isle Downs contributed net revenues of $111.7 million and EBITDA of $18.8 million year-to-date since its opening on February 28, 2007.  During the first nine months of 2007, the Company incurred $4.1 million in project opening costs, $3.0 million of which were associated with Presque Isle Downs and $1.1 million of which were related to table games at

Mountaineer, versus $968,000 associated with Presque Isle Downs during the first nine months of last year.  MTR incurred additional net interest expense of $12.6 million in the 2007 period due to increased borrowings for the construction and development of Presque Isle Downs.  MTR reported income from continuing operations of $1.7 million or $0.06 per diluted share, versus $6.0 million or $0.22 per diluted share in last year’s nine-month period.  The Company incurred a loss from discontinued operations of $4.5 million or $0.16 per diluted share in the 2007 period, versus $2.1 million or $0.08 per diluted share in the 2006 period.  MTR reported a net loss of $2.8 million or $0.10 per diluted share for the first nine months of 2007, compared to net income of $3.9 million or $0.14 per diluted share in the first nine months of 2006.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “2007 will be a key transitional year for the Company as we exit non-strategic properties in Nevada and leverage growth opportunities in West Virgina with the introduction of table games, in Pennsylvania with the opening and ramp-up of Presque Isle Downs and in Minnesota with the ground breaking of our joint venture track and card club.”

Mr. Arneault continued, “In mid-October, we launched 37 poker tables at Mountaineer, which are exceeding our expectations.  Based on current demand, we are anticipating adding 4 additional poker tables.  We are looking forward to opening 50 table games at Mountaineer on or about January 1st.  We believe that table games will enhance the property’s competitive position by drawing new customers and driving increased play from our existing customers. Presque Isle construction is nearly complete in line with our budget.  We opened the OTB operation in July and commenced live racing on September 1.”

MTR also announced the appointment of Ray A. Morrow as Director of Corporate Security.   Mr. Morrow spent 20 years with the Federal Bureau of Investigation, most recently serving as the Special Agent in Charge of the FBI’s Pittsburgh office.  Prior to joining the FBI, he handled corporate security and law enforcement for Alleghany International, Inc. for seven years.  Mr. Morrow also spent two years with the United States Secret Service, assigned to the White House.  Mr. Morrow will work with the Company’s Compliance Committee, human resources department and security and surveillance staffs.  He will assume his new duties effective December 1.  Commenting on the appointment, Mr. Arneault stated, “Ray Morrow is talented, experienced and energetic.  We are pleased to have an executive with Ray’s background join MTR and believe he will be an effective leader in assuring our continued compliance with gaming regulations in the states in which we operate as we expand the number and scope of our operations.”

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis’ for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and recent corporate developments on Thursday, November 8, 2007 at 10:00 a.m. ET.  Interested parties may participate in the call by dialing (706) 679-0882 — please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 22244922).  The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call, as well as this press release, will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates The Mountaineer Race Track & Gaming Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; Scioto Downs in Columbus, OH; Binion’s Gambling Hall & Hotel in Las Vegas, NV (under contract for sale); and the Ramada Inn and Speedway Casino in North Las Vegas, NV (under contract for sale).  The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, MI, and a 50% interest in the North Metro Harness Initiative, LLC, which is developing a harness racetrack and card room 30 miles north of downtown Minneapolis.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, the construction of a racetrack in Minnesota, the commencement of table gaming at Mountaineer, and the prospects for improving the results of our operations at Mountaineer and for our various growth initiatives.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to disruption (occasioned by weather conditions, work stoppages, availability of materials and other factors) in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, the success of the table gaming at Mountaineer (including the anticipated positive impact of table gaming on slot operations and resort operations), successful disposition of our Nevada properties, our continued suitability to hold and obtain renewals of our gaming and racing licenses, the impact of new competition, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
www.mtrgaming.com	The Equity Group Inc.
Steven D. Overly, VP, Business and Legal Affairs	www.theequitygroup.com
(304) 387-8558	Loren G. Mortman
soverly@mtrgaming.com	LMortman@equityny.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Revenues:
Gaming	$103,468	$71,114	$289,080	$205,590
Parimutuel commissions	4,864	4,506	12,318	12,474
Food, beverage and lodging	9,783	7,577	25,320	20,265
Other	2,372	2,267	6,012	5,881

Total revenues	120,487	85,464	332,730	244,210
Less promotional allowances	(1,896)	(1,423)	(4,818)	(3,857)
Net revenues	118,591	84,041	327,912	240,353

Operating expenses:
Expenses of operating departments:
Gaming	63,366	41,314	178,543	123,231
Parimutuel commissions	4,570	3,384	10,608	9,676
Food, beverage and lodging	8,057	5,245	21,175	14,156
Other revenue	2,057	2,051	5,404	5,625
Marketing and promotions	6,082	2,870	13,773	7,593
General and administrative	16,567	14,571	47,090	39,317
Depreciation	7,426	5,279	20,529	15,893
Loss on disposal of property	41	42	106	274
Project opening costs	634	409	4,118	968
Total operating expenses	108,800	75,165	301,346	216,733

Operating income	9,791	8,876	26,566	23,620

Other (expense) income:
Equity in loss of unconsolidated joint enture	(96)	—	(110)	—
Interest income	65	993	335	1,490
Interest expense	(9,428)	(5,294)	(24,623)	(13,205)

Income from continuing operations before income taxes and minority interest	332	4,575	2,168	11,905

Benefit (provision) for income taxes	446	(3,011)	(615)	(6,013)

Income from continuing operations before minority interest	778	1,564	1,553	5,892

Minority interest	24	37	137	121

Income from continuing operations	802	1,601	1,690	6,013

Discontinued operations:
Loss from discontinued operations before income taxes	(4,259)	(2,456)	(5,889)	(3,418)
Benefit for income taxes	614	958	1,413	1,333
Loss from discontinued operations	(3,645)	(1,498)	(4,476)	(2,085)

Net (loss) income	$(2,843)	$103	$(2,786)	$3,928

Net (loss) income per share - basic:
Income from continuing operations	$0.03	$0.06	$0.06	$0.22
Loss from discontinued operations	(0.13)	(0.06)	(0.16)	(0.08)
Net (loss) income	$(0.10)	$0.00	$(0.10)	$0.14

Net (loss) income per share - diluted:
Income from continuing operations	$0.03	$0.06	$0.06	$0.22
Loss from discontinued operations	(0.13)	(0.06)	(0.16)	(0.08)
Net (loss) income	$(0.10)	$0.00	$(0.10)	$0.14

Weighted average number of shares outstanding:
Basic	27,559,076	27,498,026	27,542,645	27,480,045
Diluted	27,867,281	27,731,067	27,897,143	27,755,163

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Net revenues from continuing operations:
Mountaineer	$66,963	$78,451	$201,482	$224,295
Presque Isle Downs	46,746	—	111,709	—
Las Vegas Speedway	2,604	2,990	8,437	9,055
Scioto Downs	1,662	2,020	3,742	4,422
Jackson Racing	613	577	2,505	2,572
North Metro	—	—	28	—
Corporate	3	3	9	9
Consolidated net revenues from continuing operations	$118,591	$84,041	$327,912	$240,353

EBITDA from continuing operations:
Mountaineer	$12,678	$19,603	$38,509	$52,271
Presque Isle Downs	7,924	(408)	18,756	(967)
Las Vegas Speedway	223	517	1,155	1,905
Scioto Downs	(409)	(2,580)	(1,427)	(3,375)
Jackson Racing	(227)	(56)	(397)	(101)
North Metro	(2)	(62)	(180)	(193)
Corporate	(2,904)	(2,749)	(9,013)	(9,549)
Consolidated EBITDA from continuing operations	$17,283	$14,265	$47,403	$39,991

EBITDA from discontinued operations	(2,014)	(1,731)	(3,645)	(1,645)
Consolidated EBITDA	$15,269	$12,534	$43,758	$38,346

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

(dollars in thousands)

(unaudited)

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure, to EBITDA, non-GAAP financial measures.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

EBITDA FROM CONTINUING OPERATIONS:

Mountaineer:
Income from continuing operations	$8,505	$7,719	$15,342	$19,174
Interest expense, net of interest income	2,205	2,134	6,341	6,449
(Benefit) provision for income taxes	(1,724)	4,935	4,845	12,258
Depreciation	3,649	4,773	11,861	14,384
Loss on disposal of property	43	42	120	6
EBITDA from continuing operations	$12,678	$19,603	$38,509	$52,271

Presque Isle Downs:
Income (loss) from continuing operations	$5,063	$(249)	$8,254	$(590)
Interest expense, net of interest income	100	—	756	—
(Benefit) provision for income taxes	(507)	(159)	2,606	(377)
Depreciation	3,268	—	7,140	—
EBITDA from continuing operations	$7,924	$(408)	$18,756	$(967)

Las Vegas Speedway:
Income from continuing operations	$19	$122	$182	$578
Interest expense	98	102	292	306
(Benefit) provision for income taxes	(100)	78	57	370
Depreciation	206	215	624	651
EBITDA from continuing operations	$223	$517	$1,155	$1,905

Scioto Downs:
Loss from continuing operations	$(876)	$(1,730)	$(1,647)	$(2,511)
Interest expense, net of interest income	30	41	94	105
Provision (benefit) for income taxes	221	(1,105)	(520)	(1,605)
Depreciation	216	214	646	636
EBITDA from continuing operations	$(409)	$(2,580)	$(1,427)	$(3,375)

Jackson Racing:
Loss from continuing operations	$(222)	$(33)	$(314)	$(64)
Interest expense (income), net of interest (income) expense
and minority interest	2	(4)	5	(2)
Benefit for income taxes, net of minority interest	(10)	(21)	(99)	(41)
Depreciation, net of minority interest	5	2	15	6
Gain on disposal of property, net of minority interest	(2)	—	(4)	—
EBITDA from continuing operations	$(227)	$(56)	$(397)	$(101)

North Metro:
Loss from continuing operations	$(83)	$(32)	$(204)	$(113)
Interest (income) expense, net of interest expense income)
ad minority interest	—	(8)	42	(7)
Benefit for income taxes, net of minority interest	(15)	(22)	(131)	(73)
Depreciation, net of minority interest	—	—	3	—
Equity in loss of unconsolidated joint venture	96	—	110	—
EBITDA from continuing operations	$(2)	$(62)	$(180)	$(193)

Corporate:
Loss from continuing operations	$(11,604)	$(4,196)	$(19,923)	$(10,461)
Interest expense, net of interest income	6,927	2,044	16,715	4,871
Provision (benefit) for income taxes	1,691	(672)	(6,033)	(4,442)
Depreciation	82	75	238	215
Loss (gain) on disposal of property	—	—	(10)	268
EBITDA from continuing operations	$(2,904)	$(2,749)	$(9,013)	$(9,549)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

EBITDA FROM CONTINUING OPERATIONS (continued):

Consolidated:
Income from continuing operations	$802	$1,601	$1,690	$6,013
Interest expense, net of interest income and minority interest	9,362	4,309	24,245	11,722
(Benefit) provision for income taxes, net of minority interest	(444)	3,034	725	6,090
Depreciation, net of minority interest	7,426	5,279	20,527	15,892
Loss on disposal of property	41	42	106	274
Equity in loss of unconsolidated joint venture	96	—	110	—
EBITDA from continuing operations	$17,283	$14,265	$47,403	$39,991

EBITDA (including discontinued operations):

Binion's Gambling Hall & Hotel:
Loss from discontinued operations	$(3,645)	$(1,498)	$(4,476)	$(2,085)
Interest income, net of interest expense	—	—	(28)	(30)
Benefit for income taxes	(614)	(958)	(1,413)	(1,333)
Depreciation	745	725	2,045	1,870
Other loss	1,500	—	232	—
Gain on disposal of property	—	—	(5)	(67)
EBITDA from discontinued operations	$(2,014)	$(1,731)	$(3,645)	$(1,645)

Consolidated:
Net (loss) income	$(2,843)	$103	$(2,786)	$3,928
Interest expense, net of interest income and minority interest	9,362	4,309	24,217	11,692
(Benefit) provision for income taxes, net of minority interest	(1,058)	2,076	(688)	4,757
Depreciation, net of minority interest	8,171	6,004	22,572	17,762
Other loss	1,500	—	232	—
Loss on disposal of property	41	42	101	207
Equity in loss of unconsolidated joint venture	96	—	110	—
EBITDA	$15,269	$12,534	$43,758	$38,346

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30	December 31
	2007	2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$31,807	$21,431
Short-term investments	—	12,657
Restricted cash	311	898
Accounts receivable, net of allowance for doubtful accounts of $124 in 2007 and $89 in 2006	12,685	7,165
Accounts receivable - West Virginia Lottery Commission	3,289	—
Inventories	4,301	2,776
Deferred financing costs	3,200	2,054
Prepaid income taxes	370	—
Deferred income taxes	1,445	899
Other current assets	10,401	3,237
Assets held for sale	2,869	3,284
Total current assets	70,678	54,401

Property and equipment, net	389,961	342,480
Goodwill	2,136	1,492
Other intangibles	71,688	21,206
Deferred financing costs, net of current portion	8,917	7,143
Deposits and other	43,733	15,802
Assets held for sale	34,779	36,683
Total assets	$621,892	$479,207

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,450	$9,454
Accounts payable - gaming taxes and assessments	6,499	1,094
Accrued payroll and payroll taxes	3,714	2,475
Accrued income tax liability	—	3,866
Accrued interest	11,191	4,182
Other accrued liabilities	14,604	11,202
Construction project liabilities	6,277	15,418
Current portion of long-term debt and capital lease obligations	10,942	6,000
Liabilities held for sale	3,992	6,690
Total current liabilities	66,669	60,381

Long-term debt and capital lease obligations, net of current portion	415,080	271,908
Long-term deferred compensation	10,278	9,684
Deferred income taxes	3,716	3,849
Liabilities held for sale	4,897	5,021
Total liabilities	500,640	350,843

Minority interest	303	5,380

Shareholders' equity:
Common stock	—	—
Paid-in capital	60,142	58,985
Retained earnings	60,854	64,046
Accumulated other comprehensive loss	(47)	(47)
Total shareholders' equity	120,949	122,984
Total liabilities and shareholders' equity	$621,892	$479,207